UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 11, 2013

AMBASSADORS GROUP, INC.

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 2001 S Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(509) 568-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2013, Thomas J. Rusin, a  Class I Director of Ambassadors Group, Inc. (the “Company”), informed the Company of his determination not to stand for re-election to the Board of Directors at the 2013 Annual Meeting of Stockholders. Mr. Rusin’s determination not to stand for re-election to the Board of Directors did not relate to any disagreement with the Company.

8.01 Other Events.

On April 11, 2013, the Board of Directors of the Company voted to suspend the Company’s quarterly dividend to stockholders effective immediately. The decision to suspend the dividend was, and any declaration of future cash dividends pursuant to the Company's dividend policy will be, determined by the Board of Directors based on a number of factors, including the Company's financial performance, earnings from operations and its available cash resources, its cash requirements and alternative uses of cash that could represent an opportunity to generate a greater return on investment for the Company. For these reasons, as well as others, there can be no assurance that the Board of Directors will or will not declare dividends in the future.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1:           Press Release, dated April 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AM AMBASSADORS GROUP, INC.

Date April 16, 2013	By:	/s/Anthony F. Dombrowik
ChJ.Anthony F. Dombrowik Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated April 16, 2013